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                                                                    EXHIBIT 99.1

                                REVOCABLE PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF MOMED HOLDING CO. ("MOMED")

          FOR USE ONLY AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE
            HELD ON NOVEMBER 22, 1996, AND AT ANY POSTPONEMENT OR
                 ADJOURNMENTS THEREOF (THE "SPECIAL MEETING")

                              MOMED HOLDING CO.
                       8630 DELMAR BOULEVARD, SUITE 100
                          ST. LOUIS, MISSOURI 63124


The undersigned, being a Shareholder of MOMED, hereby appoints Richard V. Bradley, M.D. and Kriete H. Hollrah, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or any of them, to represent the undersigned at the Special Meeting and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, on the following matters in accordance with the following instructions on the reverse side:


                 (Continued and to be signed on reverse side.)



                                                             /x/ Please mark
                                                                 your votes
                                                                 as this

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, ALL SHARES HELD OF RECORD BY THE UNDERSIGNED WILL BE VOTED FOR THE AGREEMENT AND PLAN OF MERGER.

Election to Approve the Agreement and Plan of Merger by and between MOMED, MAIC Holdings, Inc. and MOMED Acquisition, Inc.

FOR THE AGREEMENT          AGAINST THE              ABSTAIN FROM
AND PLAN OF MERGER         AGREEMENT AND            THE AGREEMENT AND
                           PLAN OF MERGER           PLAN OF MERGER
    [   ]                      [   ]                    [   ]



1. To consider and vote upon the Agreement and Plan of Merger by and between MOMED, MAIC Holdings, Inc., and its newly formed wholly owned subsidiary, MOMED Acquisition, Inc., pursuant to which MOMED will be merged into MOMED Acquisition with MOMED Acquisition surviving the merger under the name of MOMED Holdings Co. The Merger Agreement provides that each stockholder of MAIC Holdings will continue to own his or her respective shares of MAIC Holdings common stock and that each MOMED shareholder will be entitled to receive in exchange for each share of MOMED Class A common stock, at his or her election, either: (i) $25.32 in cash; or (ii) .779 of a share of MAIC Holdings common stock, subject to proration as provided in the Merger Agreement.

2. To transact such other business as may properly come before this Special Meeting or any adjournment thereof.

The undersigned acknowledges that a Special Meeting may be postponed or adjourned to a date subsequent to the date set forth above, and intends that the Proxy shall be effective at the Special Meeting after such postponement(s) or adjournment(s). this Proxy is revocable, and the undersigned may revoke it at any time by delivery of written notice of such revocation to MOMED prior to the date of the Special Meeting, or by attendance at the Special Meeting.

Signature(s):                                                     Date
             --------------------------------------------------       ---------
NOTE: Please mark, date and sign this Proxy and return promptly using the enclosed envelope.